                                                                    Exhibit 4.11

APN(s):

Prepared By and Upon
Recordation Return To:

FIRSTAR BANK, N.A.
101 East 5th Street
St. Paul, MN 55101
Attention: Corporate Trust Department

Mail Tax Statements To:

MIKOHN GAMING CORPORATION
1045 Palms Airport Drive
Las Vegas, Nevada 89119
Attention: General Counsel


                     DEED OF TRUST, SECURITY AGREEMENT AND
                    FIXTURE FILING WITH ASSIGNMENT OF RENTS


                          MIKOHN GAMING CORPORATION,

                                  as Trustor

                            STEWART TITLE OF NEVADA

                                  as Trustee

                             FIRSTAR BANK, N. A.,

                                as Beneficiary



                          Dated as of August 22, 2001

                     DEED OF TRUST, SECURITY AGREEMENT AND
                    FIXTURE FILING WITH ASSIGNMENT OF RENTS

     THIS DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING WITH ASSIGNMENT OF RENTS (this "Deed of Trust") is made as of the 22nd day of August 2001 by Mikohn Gaming Corporation, a Nevada corporation ("Trustor"), whose principal place of business is located at 1045 Palms Airport Drive, Las Vegas, Nevada 89119, in favor of Stewart Title of Nevada ("Trustee"),whose address is 3800 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89109, for the benefit of Firstar Bank, N.A., a national banking association, ("Beneficiary"), whose address is 101 East 5th Street St. Paul, MN 55101, Attention: Corporate Trust Department, in its capacity as trustee under the "Indenture" for the ratable benefit of the "Holders" (as each such term is hereinafter defined).

THE MAXIMUM AMOUNT OF PRINCIPAL TO BE SECURED HEREBY IS $105,000,000 OF EACH OF THE "OBLIGATIONS" (as hereinafter defined); PROVIDED THAT IN NO EVENT SHALL THE AGGREGATE PRINCIPAL BALANCE SECURED HEREBY, EXCLUSIVE OF INTEREST, FEES AND EXPENSES, FOR THE BENEFIT OF THE HOLDERS EXCEED $105,000,000.

                                R E C I T A L S

     A. Pursuant to that certain Indenture dated as of August 22, 2001 (as supplemented and otherwise amended from time to time, the "Indenture"), by and among Trustor, the Guarantors (defined therein), and Beneficiary, as Trustee thereunder (in such capacity, the "Indenture Trustee"), Trustor will issue
11.875 % Senior Secured Notes due on or before 2008 in an aggregate principal amount of up to the maximum amount of $105,000,000 (collectively, the "Notes"). Unless the context otherwise requires, all capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture. Attached hereto as Schedule 1.1 is a list of certain definitions for which reference should be made to the Indenture.

     B. The parties acknowledge that certain provisions of this Deed of Trust may be subject to the laws, rules and regulations of the Gaming Authority of the State of Nevada ("Applicable Gaming Laws").

                              W I T N E S S E T H:

     IN CONSIDERATION OF THE FOREGOING PREMISES AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, TRUSTOR DOES HEREBY IRREVOCABLY GRANT, BARGAIN, SELL, TRANSFER, CONVEY AND ASSIGN to Trustee, its successors and assigns, IN TRUST, WITH POWER OF SALE, for the benefit and security of Beneficiary, as agent and representative for the equal and ratable benefit of the Holders, the following (but excluding in each and every case all Excluded Assets as defined below), whether now owned or hereafter acquired:

                              GRANTING CLAUSE ONE

                                    [Land]

     All of Trustor's right, title and interest in the real property, located in the County of Clark, State of Nevada, described in Exhibit A attached hereto and by this reference incorporated herein (the "Land"), together with all and singular the tenements, hereditaments, rights, reversions, remainders, development rights, privileges, benefits, easements (in gross or appurtenant), rights-of-way, gores or strips of land, streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and all appurtenances whatsoever and claims or demands of Trustor at law or in equity, in any way belonging, benefitting, relating or appertaining to the Land, the airspace over the Land, the "Improvements" (as hereinafter defined), or both, or which hereinafter shall in any way belong, relate or be appurtenant thereto.

                              GRANTING CLAUSE TWO

                                 [Improvements]

     TOGETHER WITH, any and all structures, buildings, facilities and improvements of every nature whatsoever now or hereafter erected on the Land, including, but not limited to, the "Fixtures" (as hereinafter defined) (collectively, the "Improvements") (the Land and Improvements are referred to collectively as the "Property").

     For purposes of this Deed of Trust, Fixtures shall be deemed to include, to the full extent allowed by law, fixtures and all other equipment and machinery now or at any time hereafter owned by Trustor and located or included in or on or appurtenant to the Property and used in connection therewith and which are or become so related to the real property encumbered hereby that an interest arises in them under real estate law which may include, but is not limited to: all docks, piers, barges, vessels, machinery, equipment (including, without limitation, pipes, furnaces, conveyors, drums, fire sprinklers and alarm systems, and air conditioning, heating, refrigerating, electronic monitoring, stoves, ovens, ranges, dishwashers, disposals, food storage, food processing (including restaurant fixtures), trash and garbage removal and maintenance equipment), office equipment, all built-in tables, chairs, mantels, screens, plumbing, bathtubs, sinks, basins, faucets, laundry equipment, planters, desks, sofas, shelves, lockers and cabinets, laundry equipment, all safes, furnishings, appliances (including, without limitation, food warming and holding equipment, iceboxes, refrigerators, fans, heaters, water heaters and incinerators), rugs, carpets and other floor coverings, draperies and drapery rods and brackets, awnings, window shades, venetian blinds, curtains, lamps, chandeliers and other lighting fixtures.

                             GRANTING CLAUSE THREE

                                 [Rents, etc.]

     TOGETHER WITH, all rents, income, security or similar deposits, including without limitation, receipts, issues, royalties, earnings, products or proceeds, profits, maintenance, license and concession fees and other revenues to which Trustor may now or hereafter be entitled, including, without limitation, all rights to payment for hotel room occupancy by hotel guests, which includes any payment or monies received or to be received in whole or in part, whether actual or deemed to be, for the sale of services or products in connection therewith and/or in connection with such occupancy, advance registration fees by hotel guests, tour or junket proceeds and deposits for conventions and/or party reservations (collectively the "Rents"), subject to the revocable license hereinafter given to Trustor to collect and apply such Rents.

                              GRANTING CLAUSE FOUR

                [Leases, Including Deposits and Advance Rentals]

     TOGETHER WITH, (a) all estate, right, title and interest of Trustor in, to and under any and all leases, subleases, lettings, licenses, concessions, operating agreements, management agreements, franchise agreements and all other agreements affecting or covering the Property or any portion thereof now or hereafter existing or entered into, together with all amendments, extensions and renewals of any of the foregoing, (b) all right, title, claim, estate and interest of Trustor thereunder, including, without limitation, all claims of the lessor thereunder, letters of credit, guarantees or security deposits, advance rentals, and any and all deposits or payments of similar nature and (c) the right to enforce against any tenants thereunder and otherwise any and all remedies under any of the foregoing, including Trustor's right to evict from possession any tenant thereunder or to retain, apply, use, draw upon, pursue, enforce or realize upon any guaranty thereof; to terminate, modify, or amend any such agreement; to obtain possession of, use, or occupy, any of the real or personal property subject to any such agreement; and to enforce or exercise, whether at law or in equity or by any other means, all provisions of any such agreement and all obligations of the tenants thereunder based upon (i) any breach by such tenant thereunder (including any claim that Trustor may have by reason of a termination, rejection, or disaffirmance of such agreement pursuant to any Bankruptcy Law), and (ii) the use and occupancy of the premises demised, whether or not pursuant to the applicable agreement (including any claim for use and occupancy arising under landlord-tenant law of the State of Nevada or any Bankruptcy Law).

                              GRANTING CLAUSE FIVE

                          [Options to Purchase, etc.]

     TOGETHER WITH, all right, title and interest of Trustor in and to all options and other rights to purchase or lease the Property or any portion thereof or interest therein, if any, and any greater estate in the Property owned or hereafter acquired by Trustor.

                              GRANTING CLAUSE SIX

                                  [Personalty]

     TOGETHER WITH, all right, title and interest of Trustor in and to all Tangible Property and Intangible Property (except, with respect to Gaming Licenses, as prohibited by Applicable Gaming Laws) now or at any time hereafter located on or appurtenant to the Property and used or useful in connection with the ownership, management or operation of the Property, including, without limitation, the Personalty.

                             GRANTING CLAUSE SEVEN

                          [Condemnation Awards, etc.)

     TOGETHER WITH, all the estate, interest, right, title, other claim or demand, which Trustor now has or may hereafter acquire in any and all awards, payments or other consideration made for the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Property, including, without limitation, any awards, payments or other consideration resulting from a change of grade of streets and for severance damages.

                             GRANTING CLAUSE EIGHT

                              [Insurance Proceeds]

     TOGETHER WITH, all the estate, interest, right, title and other claim or demand which Trustor now has or may hereafter acquire with respect to the proceeds of insurance in effect with respect to all or any part of the Property, together with all interest thereon and the right to collect and receive the same.

                              GRANTING CLAUSE NINE

                           [Claims for Damages, etc.]

     TOGETHER WITH, all the estate, interest, right, title and other claim or demand which Trustor now has or may hereafter acquire against anyone with respect to any damage to all or any part of the Property, including, without limitation, damage arising from any defect in or with respect to the design or construction of all or any part of the Improvements and damage resulting therefrom.

                              GRANTING CLAUSE TEN

     [Deposits, Advance Payments and Refunds of Insurance, Utilities, etc.]

     TOGETHER WITH, all deposits or other security or advance payments including rental payments made by or on behalf of Trustor to others, and all refunds made by others to Trustor, with respect to (i) insurance policies relating to all or any part of the Property, (ii) utility service for all or any part of the Property, (iii) cleaning, maintenance, repair, or similar services for all or any part of the Property, (iv) refuse removal or sewer service for all or any part of the Property, (v) rental of equipment, if any, used in the operation, maintenance or repair by or on behalf of Trustor of all or any part of the Property and (vi) parking or similar services or rights afforded to all or any part of the Property.

                             GRANTING CLAUSE ELEVEN

                              [Water Rights, etc.]

     TOGETHER WITH, all water rights, water stock, water permits and other rights to the use of water that are now or that may be hereinafter used in connection with the said Property, or any part thereof, or any improvements or appurtenances thereto.

                             GRANTING CLAUSE TWELVE

                                [Minerals, etc.]

     TOGETHER WITH, all oil and gas and other mineral rights, if any, in or pertaining to the Land and all royalty, leasehold and other rights of Trustor pertaining thereto.

                            GRANTING CLAUSE THIRTEEN

                               [Accessions, etc.]

     TOGETHER WITH, all extensions, improvements, betterments, renewals, substitutes for and replacements of, and all additions, accessions, and appurtenances to, any of the foregoing that Trustor may subsequently acquire, and all conversions of any of the foregoing; Trustor agrees that all property hereafter acquired by Trustor and required by the Indenture, this Deed of Trust or any other Collateral Agreement to be subject to the Lien and/or security interests created by this Deed of Trust shall forthwith upon the acquisition thereof by Trustor be subject to the Lien and security interests of this Deed of Trust as if such property were now owned by Trustor and were specifically described in this Deed of Trust and granted hereby or pursuant hereto, and the Beneficiary is hereby authorized to receive any and all such property as and for additional security for the Obligations.

     The entire estate, property and interest hereby conveyed to Trustee (other than Excluded Assets) may hereafter be referred to as the "Trust Estate."

                          FOR THE PURPOSE OF SECURING:

     A. the due and punctual payment and performance of any and all present and future obligations and liabilities of Trustor of every type or description to Beneficiary, arising under or in connection with the Indenture, whether for principal of, or premium, if any, or interest on the Notes, expenses, indemnities or other amounts (including attorneys' fees and expenses) (collectively, the "Obligations"); and

     B. the due and punctual payment and performance of any and all present and future obligations and liabilities of Trustor of every type or description to Beneficiary, arising under or in connection with this Deed of Trust or any other Collateral Agreement, including for reimbursement of amounts permitted to be advanced or expended by Beneficiary (i) to satisfy amounts required to be paid by Trustor under this Deed of Trust or any other Collateral Agreement, together with interest thereon to the extent provided, or (ii) to protect the Trust Estate, together with interest thereon to the extent provided; and

     C. all future advances pursuant to the Indenture or any other of the Collateral Agreements; in each case whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or un1iquidated, determined or undetermined, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising after the commencement of a proceeding under the Bankruptcy Code (including post-petition interest) and whether or not allowed or allow-able as a claim in any such proceeding (all obligations and liabilities described herein, including, without limitation, the Obligations, are collectively referred to herein as the "Secured Obligations").

     TO PROTECT THE SECURITY OF THIS DEED OF TRUST, TRUSTOR HEREBY COVENANTS AND AGREES AS FOLLOWS:

                                   ARTICLE 1.

                        DEFINITIONS AND RELATED MATTERS
                        -------------------------------

     Section 1.1.  Certain Defined Terms.  As used herein, the following terms
                   ---------------------
shall have the following meanings:

     "Accounts" has the meaning set forth in Section 9.1.2.

     "Beneficiary" has the meaning set forth in the Preamble.

     "Chattel Paper" has the meaning set forth in Section 9.1.1.

     "Documents" has the meaning set forth in Section 9.1.9.

     "Environmental Damages" means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such is ultimately defeated, and of any settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including, without limitation, reasonable attorneys' fees, charges and disbursements (including, without limitation, costs of appeal), and consultants' fees, any of which are actually incurred at any time as a result of the existence or alleged existence of Hazardous Materials upon, about or beneath the Property or migrating or threatening to migrate to or from the Property, or the existence or alleged existence of a violation of Environmental Requirements pertaining to the Property regardless of whether the existence of such Hazardous Materials or the violation of Environmental Requirements arose prior to the present ownership or operation of the Property, and including, without limitation:

               (i) damages for personal injury, or injury to property or natural resources occurring upon or off of the Property, foreseeable or unforeseeable, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest and penalties including, but not limited to, claims brought by or on behalf of employees of Trustor, with respect to which Trustor waives, for the benefit of Beneficiary only, any immunity to which it may be entitled under any industrial or workers' compensation laws;

               (ii) reasonable fees actually incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or violation of Environmental Requirements including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remedial, removal, abatement, containment, closure, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision, or reasonably necessary to make full economic use of the Property or any other property or otherwise expended in connection with such conditions, and including, without limitation, any reasonable attorneys' fees, charges and disbursements (including, without limitation, costs of appeal) actually incurred in enforcing this Deed of Trust or collecting any sums due hereunder; and

               (iii) liability to any Person to indemnify such Person for actual costs incurred in good faith in connection with the items referenced in sub-paragraphs (i) and (ii) hereof.

     "Environmental Requirements" means the common law and all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all a governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, injunctions, judgments and orders relating to the environment, including, without limitation:

               (i) all requirements, including, but not limited to, those relating or pertaining to (A) reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Materials or other chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the environment (including, without limitation, ambient air, surface water, ground-water or land surface or subsurface strata), (B) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of chemical substances, materials or wastes, whether solid, liquid or gaseous in nature, including without limitation, Hazardous Materials or (C) underground storage tanks and related piping, and emissions, discharges, releases or threatened releases of Hazardous Materials or other chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature therefrom; and

               (ii) all other requirements pertaining to the protection of the health and safety of employees or the public with respect to Hazardous Materials.

     "Equipment" has the meaning set forth in Section 9.1.7.

     "Excluded Assets" means (i) cash, deposit accounts and other cash equivalents; (ii) furniture, fixtures and equipment securing Indebtedness permitted to be incurred under Section 4.7 of the Indenture (other than Indebtedness described in the definition of Permitted Indebtedness); (iii) assets securing Purchase Money Indebtedness or Capital Lease Obligations permitted to be incurred under the Indenture; and (iv) any Contracts, permits, licenses or the like that cannot be subjected to a Lien without the consent of third parties, which consent is not obtainable by Trustor (including all Gaming Licenses of Trustor); provided, that Excluded Assets does not include the proceeds of the assets under clauses (ii),
(iii) or (iv) or of any other Collateral to the extent such proceeds do not constitute Excluded Assets under clause (i) above.

     "Fixtures" has the meaning set forth in Section 9.1.7.

     "General Intangibles" has the meaning set forth in Section 9.1.10.

     "Hazardous Materials" Any chemical, material or substance:

               (i) the presence of which requires investigation or remediation under any federal, state or local law, statute, code, regulation, ordinance, order, action or policy; or

               (ii) which is or becomes defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste" or "toxic substances" or words of similar import under any applicable local, state or federal law or under regulations adopted or publications promulgated pursuant thereto, including, but not limited to, any such laws or regulations promulgated by Governmental Authorities of the State of Nevada; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C.
(S) 1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. (S) 6901, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. (S) 1251, et seq.; or

               (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or a becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, any state of the United States, or any political subdivision thereof ("Governmental Authority"); or

               (iv) the presence of which on the Property causes or threatens to pose a hazard to the Property or to the health or safety of Persons on or about the Property; or

               (v) without limitation, which contains gasoline, crude oil, diesel fuel or other petroleum hydrocarbons in violation of applicable Environmental Requirements; or

               (vi) without limitation, which contains "PCBs" (as herein-after defined) or asbestos or urea formaldehyde foam insulation or radon gas.

     "Impositions" Any and all (i) real estate and personal property taxes and other taxes and assessments, water and sewer rates and charges levied or assessed upon or with respect to the Property, and any and all other governmental charges (including any penalties and other charges imposed by any Gaming Authority) and any interest or costs or penalties with respect thereto, in each case whether general, special, ordinary or extraordinary, foreseen or unforeseen, of any kind and nature whatsoever that at any time prior to or after the execution hereof may be assessed, levied, imposed, or become a lien upon the Property or the Rents, but excluding taxes on Trustor's income or operating revenues; (ii) charges for any easement or agreement maintained for the benefit of the Property and (iii) other charges, expenses, payments or assessments of any nature, if any, which are or may be assessed, levied, imposed or become a lien upon the Property or the Rents, including mechanics and other Liens permitted by Section 4.12 of the Indenture.

     "Impound Account" The account that Trustor may be required to maintain pursuant to Section 4.6.2. of this Deed of Trust for the deposit of amounts required to pay Impositions and insurance premiums.

     "Improvements" has the meaning set forth in Granting Clause Two.

     "Indemnitees" has the meaning set forth in Section 11.2.7.

     "Intangible Property" Any and all intangible personal property, including, without limitation, (a) Trustor's rights to use all names and all derivations thereof now or hereafter used by Trustor in connection with the Land, or the Improvements, together with the goodwill associated therewith, and all names, logos, and designs used by Trustor, or in connection with the Land or the Improvements or in which Trustor has rights, with the exclusive right to use such names, logos and designs wherever they are now or hereafter used in connection with the Land or the Improvements, and any and all other trade names, trademarks or service marks, whether or not registered, now or hereafter used in the operation of the Land or the Improvements, including, without limitation, any interest as a licensee or franchisee, and, in each case, together with the goodwill associated therewith; (b) maps, plans, specifications, surveys, studies, tests, reports, data and drawings relating to the development of the Land or the Improvements and the construction of the Improvements, including, without limitation, all marketing plans, feasibility studies, soils tests, design contracts and all contracts and agreements of Trustor relating thereto and all architectural, structural, mechanical and engineering plans and specifications, studies, data and drawings prepared for or relating to the development of the Land or the Property or the construction, renovation or restoration of any of the Improvements or the extraction of minerals, sand, gravel or other valuable substances from the Land; (c) any and all books, records, customer lists, concession agreements, supply or service contracts, licenses, permits, governmental approvals (to the extent such licenses, permits and approvals may be pledged under applicable law), signs, goodwill, casino and hotel credit and charge records, supplier lists, checking accounts, safe deposit boxes (excluding the contents of such deposit boxes owned by Persons other than Trustor and its Subsidiaries), cash, instruments, Chattel Papers, documents, unearned premiums, deposits, refunds, including but not limited to income tax refunds, prepaid expenses, rebates, tax and insurance escrow and impound accounts, if any, actions and rights in action, and all other claims, and all other contract rights and general intangibles resulting from or used in connection with the operation of the Trust Estate and in which Trustor now or hereafter has rights; (d) all of Trustor's documents, instruments, contract rights, and general intangibles including, without limitation, all insurance policies, permits, licenses, franchises and agreements required for the use, occupancy or operation of the Land, or any of the Improvements (to the extent such licenses, permits and approvals are not prohibited from being pledged under applicable law); (e) general intangibles, vacation license resort agreements or other time share license or right to use agreements with respect to the Land, the Improvements and/or the business being conducted thereon, including, without limitation, all rents, issues, profits, income and maintenance fees resulting therefrom; whether any of the foregoing is now owned or hereafter acquired and (f) any and all licenses, permits, variances, special permits, franchises, certificates, rulings, certifications, validations, exemptions, filings, registrations, authorizations, consents, approvals, waivers, orders, rights and agreements (including options, option rights and contract rights) now or hereafter obtained by Trustor from any Governmental Authority having or claiming jurisdiction over the Land, the Tangible Property, the Property or any other element of the Trust Estate or providing access thereto, or the operation of any business on, at, or from the Land, including, without limitation, any Gaming Licenses.

     "Inventory" has the meaning set forth in Section 9.1.6.

     "Land" has the meaning set forth in Granting Clause One.

     "Leases" Any and all leases, subleases, lettings, licenses, concessions, operating agreements, management agreements and all other agreements affecting or covering the Property or any portion thereof now or hereafter existing or entered into, together with all amendments, extensions and renewals of any of the foregoing.

     "Obligations" has the meaning set forth hereinabove.

     "PCBs" means polychlorinated biphenyls.

     "Personalty" The Intangible Property and the Tangible Property.

     "Proceeds" has the meaning set forth in Section 9.1.22.

     "Property" has the meaning set forth in Granting Clause Two.

     "Public Waters" means any river, lake, stream, sea, ocean, gulf, bay or other public body of water.

     "Receiver" means any trustee, receiver, custodian, fiscal agent, liquidator or similar officer.

     "Rents" has the meaning set forth in Granting Clause Three.

     "Tangible Property" Any and all tangible personal property, including, without limitation, all goods, equipment, supplies, building and other materials of every nature whatsoever and all other tangible personal property constituting a part or portion of the Property and/or used in the operation of any hotel, casino, restaurant, store, parking facility, special events arena, theme park, and any other commercial operations on the Property, including but not limited to Inventory, communication systems, visual and electronic surveillance systems and transportation systems and not constituting a part of the real property subject to the real property lien of this Deed of Trust and including all property and materials stored on all or any portion of the Property in which Trustor has an interest and all tools, utensils, food and beverage, liquor, uniforms, linens, housekeeping and maintenance supplies, vehicles, fuel, advertising and promotional material, blue-prints, surveys, plans and other documents relating to the Land or the Improvements, and all construction materials and all Fixtures, including, but not limited to, all gaming equipment and devices which are used in connection with the operation of the Property and those items of Fixtures which are purchased or leased by Trustor, machinery and any other item of personal property in which Trustor now or hereafter owns or acquires an interest or right, and which are used or useful in the construction, operation, use and occupancy of the Property; to the extent permitted by the applicable contract or applicable law, all financial equipment, computer equipment, player tracking systems (including all computer hardware, operating software programs and all right, title and interest in and to any applicable license therefore), calculators, adding machines, video game and slot machines, and any other electronic equipment of every nature used or located on any part of the Property, and all present and future right, title and interest of Trustor in and to any casino operator's agreement, license agreement or sublease agreement used in connection with the Property.

     "Title Policy" means the title insurance policy or policies in favor of Beneficiary insuring the Lien of this Deed of Trust.

     "Trademarks" means trademarks, servicemarks and trade names, all registrations and applications to register such trademarks, servicemarks and trade names and all renewals thereof, and the goodwill of the business associated with or relating to such trademarks, servicemarks and trade names, including without limitation any and all licenses and rights granted to use any trademark, servicemark or trade name owned by any other Person.

     "Trust Estate" has the meaning set forth hereinabove.

     "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

     Section 1.2.  Related Matters.
                   ---------------

          1.2.1.   Terms Used in the UCC.  Unless the context clearly otherwise
                   ---------------------
requires, all lower-case terms used in Section 9 of this Deed of Trust and not otherwise defined herein that are used or defined in Article 9 (or any equivalent subpart) of the UCC have the same meanings herein.

          1.2.2.   Construction.  Unless the context of this Deed of Trust
                   ------------
clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, and "including" is not limiting. The words "hereof," "herein," "hereby," "hereunder" and similar terms in this Deed of Trust refer to this Deed of Trust as a whole (including the Preamble, the Recitals and all Schedules and Exhibits, but subject to
Section 1.2.5.) and not to any particular provision of this Deed of Trust. Article, section, subsection, exhibit, recital, preamble and schedule references in this Deed of Trust are to this Deed of Trust unless otherwise specified. References in this Deed of Trust to any agreement, other document or law "as amended" or "as may be amended from time to time," or to amendments of any document or law, shall include any amendments, supplements, replacements, renewals or other modifications.

          1.2.3.   Determinations. Any determination or calculation contemplated
                   --------------
by this Deed of Trust that is reasonably made by Beneficiary shall be final and conclusive and binding upon the Trustor, in the absence of manifest error. References in this Deed of Trust to "determination" by Beneficiary include good faith estimates (in the case of quantitative determinations) and good faith beliefs (in the case of qualitative determinations). All references herein to "discretion" of Beneficiary (or terms of similar import) shall mean "absolute and sole discretion" unless a different standard is specifically set forth herein. All consents and other actions of Beneficiary contemplated by this Deed of Trust may be given, taken, withheld or not taken in Beneficiary's discretion (whether or not so expressed), except as otherwise expressly provided herein. No approval or consent of Beneficiary shall be effective unless the express written approval or consent of Beneficiary is received by Trustor.

          1.2.4.  Governing Law.  This Deed of Trust shall be governed by, and
                  -------------
construed in accordance with, the laws of the State of New York Applicable to contracts made and performed in the State of New York and any applicable laws of the United States of America, provided, however, that the provisions for the perfection and enforcement of the liens and security interests created hereunder with respect to the Trust Estate and the assignment of rents hereunder shall be governed by Nevada Law to the extent necessary for the validity and enforcement thereof.

          1.2.5.  Headings.  The Article and Section headings used in this Deed
                  --------
of Trust are for convenience of reference only and shall not affect the construction hereof.

          1.2.6.  Severability.  If any provision of this Deed of Trust or any
                  ------------
Lien or other right hereunder shall be held to be invalid, illegal or unenforceable under Applicable Law in any jurisdiction, such provision, Lien or other right shall be ineffective only to the extent of such invalidity, illegality or unenforceability, which shall not affect any other provisions herein or any other Lien or right granted hereby or the validity, legality or enforceability of such provision, Lien or right in any other jurisdiction.

          1.2.7.  Exhibits and Schedules.  All of the appendices, exhibits and
                  ----------------------
schedules attached to this Deed of Trust shall be deemed incorporated herein by reference.

                                   ARTICLE 2.

                                   [RESERVED]
                                   ----------

                                   ARTICLE 3.

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     Trustor hereby represents and warrants to Beneficiary and Trustee that:

     Section 3.1. Corporate Existence.  Trustor (a) is a corporation duly
                  -------------------
incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and (b) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage, and (c) is duly qualified and is authorized to do business and is in good standing as a foreign corporation in every jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except where the failure to be so qualified and in good standing could not, singly or in the aggregate, have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of Trustor.

     Section 3.2.  Authorization; Approvals.  The execution, delivery and
                   ------------------------
performance by Trustor of this Deed of Trust are within Trustor's corporate powers and authority, have been duly authorized by all necessary corporate action, and do not contravene (a) Trustor's charter or by-laws or (b) any law or any contractual restriction binding on or affecting Trustor or the Property.
All authorizations or approvals or other actions by, or notice to or filing with, any Governmental Authority required for the due execution, delivery and performance by Trustor of this Deed of Trust have been duly obtained and are in full force and effect.

     Section 3.3.  Enforceability.  This Deed of Trust has been duly executed
                   --------------
and delivered by Trustor and is the legal, valid and binding obligation of Trustor, enforceable against Trustor in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and general principles of equity.

     Section 3.4.  Validity and Perfection of Security Interests.  The liens and
                   ---------------------------------------------
security interests in the Trust Estate created in accordance with the terms hereof constitute valid security interests, and, (a) upon recordation of this Deed of Trust in the appropriate office in Clark County, Nevada, (b) upon the filing of financing statements naming Trustor as "Debtor" and Beneficiary as "Secured Party" and describing the Trust Estate in the filing offices of the Secretary of State of Nevada and in the real estate records of Clark County, Nevada, (c) upon the delivery of any instruments and Chattel Paper which are included in the Trust Estate to Beneficiary, and (d) to the extent subject to U.S. federal law and not Article 9 of the UCC, upon recordation of the security interests granted in Patents, Trademarks and Copyrights in the U.S. Patent and Trademark Office and, to the extent governed by foreign law, the taking of all steps necessary under applicable foreign law to perfect or record the security interest in all foreign Intellectual Property Collateral applications and registrations, the security interests granted to Beneficiary hereunder will constitute perfected security interests therein superior and prior to all Liens, rights or claims of all other Persons other than Permitted Liens.

     Section 3.5.  Title to and Right to Use Assets.  Trustor has good and
                   --------------------------------
marketable fee simple title in the Land and is the legal and beneficial owner of the remainder of the Trust Estate (and as to the Trust Estate whether now existing or hereafter acquired, Trustor will continue to own each item thereof), free and clear of all Liens except Permitted Liens. Trustor has the right to hold, occupy and enjoy its interest in the Trust Estate subject to the terms of the Gaming Licenses and subject to the Permitted Liens, and has valid right, full power and legal authority, subject to Applicable Gaming Laws, to mortgage and pledge the same as provided herein, and Trustor shall defend the Trust Estate against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to Beneficiary (except for Permitted Liens) and Beneficiary may, subject to Applicable Gaming Laws, at all times peaceably and quietly enter upon, hold, occupy and enjoy the entire Trust Estate in accordance with the terms hereof.

     Section 3.6.  Non-Contravention.  Neither the execution, delivery or
                   -----------------
performance of this Deed of Trust by the Trustor nor the consummation of the transactions herein contemplated nor the fulfillment of the terms hereof (i) violate the terms of or constitute a default under any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which the Trustor is a party or by which it or any of its property or assets is bound or to which it may be subject, (ii) conflict with any current law, order, rule or regulation applicable to the Trustor of any court or any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Trustor or the Trust Estate, or
(iii) result in or require the creation or imposition of (or the obligation to create or impose) any Lien (other than the Lien contemplated hereby or by any other Collateral Agreement), upon or with respect to any of the property or assets now owned or hereafter acquired by Trustor.

     Section 3.7.  Contracts.  Each material contract which is part of the Trust
                   ---------
Estate (each, a "Contract"), (i) is the genuine, legal, valid, and binding obligation of Trustor, (ii) is enforceable against Trustor in accordance with its terms, (iii) is in full force and effect and is, to Trustor's knowledge, not subject to any setoffs currently asserted, defenses, overdue taxes, counterclaims or other claims, nor have any of the foregoing been asserted or alleged as to any Contract, and (iv) is, in all material respects, in compliance with all applicable laws, whether federal, state, local or foreign ("Applicable Laws"). Neither Trustor nor, to the best knowledge of Trustor, any other party to any Contract is in default in the performance or observance of any of the terms thereof. No party to any Contract is the United States government or an instrumentality thereof.

     Section 3.8.  Leases.  Trustor has delivered to Beneficiary true, correct
                   ------
and complete copies of all Leases, including all amendments thereof and modifications thereto. Each Lease (i) is the genuine, legal, valid and binding obligation of Trustor, (ii) is enforceable against Trustor and, to the best of Trustor's knowledge, the other party thereto, in accordance with its terms,
(iii) is in full force and effect and is not subject to any setoffs currently asserted, defenses, taxes, counterclaims or other claims, nor have any of the foregoing been asserted or alleged as to any Lease, and (iv) is in compliance with all applicable laws, whether federal, state, local or foreign.

     Section 3.9.  [Reserved].

     SECTION 3.10. COMPLIANCE WITH LAWS.  To the best knowledge of Trustor,
                   --------------------
except as otherwise disclosed in writing to Beneficiary, the Trust Estate and the proposed and actual use thereof comply in all material respects with all Applicable Laws, and there is no proceeding pending or, to the best knowledge of Trustor, threatened before any court, quasi-judicial body, Governmental Authority or administrative agency relating to the validity of the Collateral Agreements or the proposed or actual use of the Trust Estate.

     Section 3.11. Property Use; Mechanics' Liens.  The Property is not used
                   ------------------------------
principally or primarily for agricultural or grazing purposes. All costs for labor and material for the removal, construction and renovation of the Improvements (including, without limitation, any additions and alterations thereto) have been paid in full or will be paid in accordance with Section 4.15.

     Section 3.12. Condemnation.  There are no pending or, to the best
                   ------------
knowledge of Trustor, threatened condemnation or eminent domain proceedings against the Trust Estate or any part thereof.

     Section 3.13. Litigation.  Except as disclosed in writing to Beneficiary
                   ----------
on the date hereof, there are no pending or, to the best knowledge of Trustor, threatened, actions, claims, proceedings, investigations, suits or proceedings before any court, governmental agency or arbitrator.

     Section 3.14. Construction of Improvements.  All Improvements have been
                   ----------------------------
and will be constructed in all material respects in accordance with Applicable Laws and all requirements of Governmental Authorities and governmental approvals. To the best knowledge of Trustor, the Improvements are free from latent and patent defects, and do not require any material repairs, reconstruction or replacement on the date hereof (except for any material repairs, reconstruction or replacement that do not have a material adverse effect on the value of the Improvements and do not materially and adversely affect Trustor's use and operation of the Improvements).

                                   ARTICLE 4.

                             AFFIRMATIVE COVENANTS
                             ---------------------

     Trustor hereby covenants to and agrees with Beneficiary as follows:

     Section 4.1.  Secured Obligations of Trustor.  Trustor will perform,
                   ------------------------------
observe and comply with its Secured Obligations arising under this Deed of Trust and shall continue to be liable for the performance of its Secured Obligations arising under this Deed of Trust until discharged in full, notwithstanding any actions of partial foreclosure that may be brought hereunder to recover any amount or amounts expended by Beneficiary on behalf of Trustor in order to cure any of Trustor's defaults or to satisfy any of Trustor's obligations or covenants under any agreement relating to the Trust Estate and to which Trustor is a party or by which the Trust Estate is bound.

     Section 4.2.  Compliance with Law; Maintenance of Approvals.  Except as
                   ---------------------------------------------
expressly permitted by the Indenture, Trustor shall (i) comply with all requirements of law applicable to the ownership, operation, use and occupancy of all or any portion of the Trust Estate, whether or not such compliance requires work or remedial measures that are ordinary or extraordinary, foreseen or unforeseen, or structural or nonstructural, and (ii) maintain in full force and effect all authorizations, approvals or other actions, including, without limitation, Gaming Licenses and liquor licenses and permits, which are necessary or desirable for the performance of Trustor's obligations pursuant to this Deed of Trust or for the business conducted by Trustor on the Property.

     Section 4.3.  Other Reports.  Trustor shall provide from time to time such
                   -------------
additional information regarding Trustor or the Trust Estate as is required under the Indenture or as Beneficiary may reasonably request.

     Section 4.4.  Insurance.  Trustor, at its sole cost and expense, will
                   ---------
provide, maintain and keep in force the insurance required by Section 4.20 of the Indenture ("Insurance Policies")..

     Section 4.5.  Waste and Repair.  Except as expressly permitted by Section
                   ----------------
4.20 of the Indenture, Trustor shall at all times cause the Trust Estate to be maintained in normal working order and condition (reasonable wear and tear excepted). Trustor shall not suffer any waste of the Property or do or permit to be done thereon anything not otherwise permitted in the Indenture that may in any way impair the security of this Deed of Trust. Trustor shall not abandon the Property nor leave the Property unprotected or deserted.

     Section 4.6. Impositions; Impounds; Taxes; Capital Costs.
                  -------------------------------------------

          4.6.1.  Impositions Affecting the Property.  Trustor shall pay when
                  ----------------------------------
due all Impositions (or currently payable installments thereof) that are or that may become a lien on the Property or are assessed against the Property or the Rents; provided, however, that Trustor may, at its expense, contest the amount or validity or application of any such Impositions by appropriate legal proceedings promptly initiated and conducted in good faith and with due diligence; provided that (i) neither the Property nor any substantial part thereof will be in danger of being sold, forfeited, terminated, canceled, or lost as a result of such contest, and (ii) except in the case of a Lien junior to the Lien of this Deed of Trust, Trustor shall have posted such bond or furnished such other security as may be required by law to release such Lien.

          4.6.2.  Impounds; Impound Account.  Upon the occurrence and during the
                  -------------------------
continuance of an Event of Default and at the request of Beneficiary, Trustor will pay to Beneficiary monthly an amount equal to one-twelfth (1/12th) of the annual cost (or such greater amount as may be reasonably necessary for Beneficiary to have on hand sufficient funds to pay the next installment prior to delinquency) of Impositions on the Property (but only those Impositions defined in clause (i) of the definition of "Impositions"), together with an amount equal to the estimated next hazard and other required insurance premiums in order to accumulate with Beneficiary sufficient funds to pay such Impositions and premiums at least 30 days prior to their respective due dates. Such funds shall be held by Beneficiary on a commingled basis and shall not bear interest. Said accumulated funds shall be paid and applied by Beneficiary with respect to such Impositions and insurance premiums as and when due.

     Section 4.7. Further Assurances.  Trustor shall, at its own expense,
                  ------------------
perform such acts as may be necessary, or that Beneficiary may request at any time, to execute, acknowledge and deliver all such additional papers and instruments (including, without limitation, a declaration of no setoff) and all such further assurances of title and will do or cause to be done all further acts and things as may be proper or reasonably necessary to carry out the purpose hereof and to subject to the Liens hereof any property intended by the terms hereof to be covered thereby and any renewals, additions, substitutions, replacements or betterments thereto.

     Section 4.8. Reimbursement: Waiver of Offsets.
                  --------------------------------

          4.8.1. In the event any tax, stamp tax, assessment, water rate, sewer rate, insurance premium, repair, rent charge, debt, claim, inspection, Imposition or lien having priority over the Lien of this Deed of Trust, or in the event any other amount required to be paid by Trustor hereunder shall remain unpaid and Trustor is not contesting such amount pursuant to the terms hereof or the Indenture, Beneficiary shall have the right to pay such amount and shall have the right to declare immediately due and payable any such amount so paid. Any amount so paid by Beneficiary shall bear interest at the interest rate then in effect with respect to the Notes ("Default Rate") from the date of payment by Beneficiary, shall constitute an additional Secured Obligation secured hereby, prior to any right, title or interest in or claim upon the Trust Estate attaching or accruing subsequent to the Lien of this Deed of Trust, shall be secured by this Deed of Trust and shall be payable by Trustor to Beneficiary within thirty (30) days after receipt by Trustor of written demand.

          4.8.2. Except as otherwise provided herein, in the Indenture or in the other Collateral Agreements, all sums payable by Trustor hereunder or under the other Collateral Agreements shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Trustor hereunder shall in no way be released, discharged or otherwise affected by reason of: (i) any damage to or destruction of or any condemnation or similar taking of the Trust Estate or any part thereof; (ii) any restriction or prevention of or interference with any use of the Trust Estate or any part thereof; (iii) any title defect or encumbrance or any eviction from the Property or the Improvements or any part thereof by title paramount or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Beneficiary, or any action taken with respect to this Deed of Trust by any trustee or receiver of Beneficiary, or by any court, in any such proceeding; (v) any claim which Trustor has or might have against Beneficiary; (vi) any default or failure on the part of Beneficiary to perform or comply with any of the terms hereof or of any other agreement with Trustor or (vii) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; whether or not Trustor shall have notice or knowledge of any of the foregoing.

     Trustor waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum secured hereby and payable by Trustor.

     Section 4.9.   Litigation.  Trustor will, promptly upon obtaining actual
                    ----------
knowledge thereof, give notice in writing to Beneficiary of any litigation commenced that is likely to have a material adverse effect on the Property or the Liens created hereby other than unlawful detainer proceedings brought by Trustor.

     Section 4.10.  Certain Reports.  Trustor will, promptly and in any event
                    ---------------
within fifteen days after actual receipt by Trustor thereof, deliver to Beneficiary a copy of any written notice or citation concerning any actual, alleged or suspected violation of Environmental Requirements or liability of Trustor for Environmental Damages in connection with the Property or past or present activities of any Person thereon.

     Section 4.11.  Tax Receipts.  Subject to the provisions of Section 4.5
                    ------------
hereof, Trustor shall provide to Beneficiary, within 30 days after demand made therefor, bills (which shall be receipted from and after the date receipted bills are obtainable) showing the payment to the extent then due of all taxes, assessments (including those payable in periodic installments), water rates, sewer rates, and/or any other Impositions that have become a lien (other than an inchoate lien) upon the Trust Estate.

     Section 4.12.  FIRPTA Affidavit.  Trustor hereby represents and warrants to
                    ----------------
Beneficiary under penalty of perjury:

                    (i) Trustor's U.S. Taxpayer Identification Number is 88-0218876;

                    (ii) Trustor's business address is set forth in the preamble hereto; and

                    (iii) Trustor is not a "foreign person" within the meaning of Sections 1445 and 7701 of the Code (i.e., Trustor is not a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and regulations promulgated thereunder).

     Trustor agrees to indemnify, defend, protect and hold Beneficiary and Beneficiary's agents harmless of, from and against any and all loss, liability, costs, damages, claims or causes of action including reasonable attorneys' fees, costs and expenses which may be actually incurred by Beneficiary or Beneficiary's agents by reason of any failure of any representation or warranty made by Trustor in this Section 4.12 to be true and correct in all respects, including, but not limited to, any liability for failure to withhold any amount required under Code Section 1445 in the event of foreclosure or other transfer of the Property.

     Section 4.13.  Preservation of Contractual Rights.  Except as otherwise
                    ----------------------------------
expressly permitted by the Indenture, Trustor shall, prior to delinquency, default or forfeiture, perform all obligations and satisfy all material conditions required on its part to be satisfied to preserve its rights and privileges under any contract, lease, license, permit or other authorization (a) under which it holds any Tangible Property, or (b) which constitutes part of the Intangible Property.

     Section 4.14.  Tax Service Contract.  At any time after the occurrence of
                    --------------------
an Event of Default (whether or not such Event of Default is cured), at the request of Beneficiary and at Trustor's and/or its permitted successor's sole expense, Beneficiary shall be furnished a tax service contract in form satisfactory to Beneficiary issued by a tax reporting agency satisfactory to Beneficiary, which contract shall remain in force until indefeasible discharge in full of the Secured Obligations.

     Section 4.15.  Liens.  Trustor shall pay and promptly discharge, at
                    -----
Trustor's cost and expense, all Liens upon the Trust Estate, or any part thereof or interest therein other than the Permitted Liens. Trustor shall have the right to contest in good faith the validity of any such Lien, provided Trustor shall first post such bond or furnish such other security as may be required by law to release such Lien, and provided further that Trustor shall thereafter diligently proceed to cause such Lien to be removed and discharged. If Trustor shall fail to discharge any such Lien, then, in addition to any other right or remedy of Beneficiary, Beneficiary may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such Lien by depositing in court a bond for the amount claimed or otherwise giving security for such Lien, or in such manner as is or may be prescribed by law. Any amount so paid by Beneficiary shall bear interest at the Default Rate from the date of payment by Beneficiary, shall constitute an additional Secured Obligation secured hereby, prior to any right, title or interest in or claim upon the Trust Estate attaching or accruing subsequent to the Lien of this Deed of Trust, shall be secured by this Deed of Trust and shall be payable by Trustor to Beneficiary upon demand.

     Section 4.16.  Inspection.  Trustor shall permit Beneficiary, upon 48
                    ----------
hours' prior notice, to enter upon and inspect, during normal business hours, the Property and the construction and operation thereof, for such purposes reasonably deemed necessary by Beneficiary, it being agreed by Trustor that Beneficiary's good faith belief of the existence of a past or present release or threatened release of any Hazardous Material into, onto, beneath or from the Property shall be conclusively deemed reasonable; provided, however, that no such prior notice shall be necessary and such inspection may occur at any time if (i) Beneficiary reasonably believes that an emergency exists or is imminent or (ii) the giving or delivery of such notice is prohibited or stayed by Applicable Laws.

                                   ARTICLE 5.

                                   [RESERVED]

                                   ARTICLE 6.

                               NEGATIVE COVENANTS
                               ------------------

     Trustor hereby covenants to and agrees with Beneficiary as follows:

     Section 6.1.  Restrictive Uses.  Trustor covenants not to suffer any Liens
                   ----------------
against the Trust Estate (other than Permitted Liens).

     Section 6.2.  Transferability.  Trustor shall not make any Asset Sale
                   ---------------
unless the proceeds of such Asset Sale are applied as permitted or required by
Section 4.13 of the Indenture.

     Section 6.3.  No Cooperative or Condominium.  Trustor shall not operate or
                   -----------------------------
permit the Property to be operated as a cooperative or condominium building or buildings in which the tenants or occupants participate in the ownership, control or management of the Property or any part thereof, as tenant stockholders or otherwise.

                                   ARTICLE 7.

                          CASUALTIES AND CONDEMNATION
                          ---------------------------

     Section 7.1.  Casualties.
                   ----------

          7.1.1. Trustor will notify Beneficiary in writing promptly after loss or damage caused by fire, wind or other casualty to the Property ("Casualty").

          7.1.2. Any and all Net Proceeds from Insurance Policies shall be treated in accordance with Section 4.13 of the Indenture and shall be released to Trustor or applied to the discharge of the Secured Obligations as set forth in the Indenture.

          7.1.3. If Trustor elects to apply Net Proceeds of insurance to restoration, Trustor agrees promptly and without delay (a) to enter into, and deliver to Beneficiary a copy of, one or more architect and building contracts providing for the restoration and reconstruction of the Property to as good or better condition as existed prior to the Casualty, which contracts shall be accompanied by a certificate of an officer of Trustor stating that such contracts are true, correct and complete in all material respects, and (b) to begin to restore and reconstruct the Property and thereafter, to proceed diligently therewith in accordance with plans, specifications, architectural standards and design reasonably determined by Trustor.

          7.1.4. Notwithstanding anything to the contrary contained herein, in the event of any uninsured Casualty, Trustor shall promptly within a reasonable time, at its own cost and expense, restore and reconstruct the Property to as good or better condition as existed prior to the Casualty. Trustor shall have the sole right to settle any and all losses and claims unless an Event of Default then exists.

     Section 7.2.  Condemnation.  Trustor, immediately upon obtaining knowledge
                   ------------
of the institution of any proceedings for the condemnation of the entire Property or any material portion thereof, will notify Trustee and Beneficiary of the pendency of such proceedings. Trustee and Beneficiary may participate in any such proceedings and Trustor from time to time will deliver to Beneficiary all instruments requested by Beneficiary to permit such participation; provided, however, that Trustor shall have the sole right to participate in and settle any and all such proceedings unless an Event of Default then exists. In any such condemnation proceedings Beneficiary may be represented by counsel selected by Beneficiary at the sole cost and expense of Trustor. Trustor shall cause the Net Proceeds of any award or compensation or payment in lieu or settlement thereof, to be applied as set forth in Section 4.13 of the Indenture.

                                   ARTICLE 8.

                            REMEDIES OF BENEFICIARY
                            -----------------------

     Section 8.1.  Event of Default.  Subject to any applicable cure period
                   ----------------
provided for in the Indenture or in this Deed of Trust, or if no cure period has been specified then 30 days after Beneficiary has provided written notice to Trustor with respect thereto (any such cure periods to run concurrently and not consecutively), any of the following shall be deemed to be an "Event of Default" hereunder:

          8.1.1. The occurrence of one or more "Events of Default" (as defined in Section 6.1 of the Indenture) shall constitute an Event of Default under this Deed of Trust.

          8.1.2. Failure of Trustor to perform any of the terms, covenants and conditions in this Deed of Trust, subject to any applicable cure period specified herein, or if no cure period has been specified, then 30 days after Beneficiary has provided written notice to Trustor with respect thereto.

          8.1.3. The occurrence of a default or event of default under any of the other Collateral Agreements.

          8.1.4. Any statement, representation or warranty given by Trustor to Trustee or Beneficiary in any of the Collateral Agreements, in connection with the Indenture or in any other document provided by Trustor, including this Deed of Trust, is found to be materially false or misleading.

          8.1.5. A material default under, or the institution of foreclosure or other proceedings to enforce, any Lien or Permitted Lien of any kind upon the Property or any portion thereof.

          8.1.6. Any transfer of the Property or any portion thereof in violation of Section 6.2 hereof.

     Section 8.2.  Remedies.  At any time after an Event of Default, subject to
                   --------
any restrictions contained in any Intercreditor Agreement, Beneficiary may:

          8.2.1. In person, by agent, or by a receiver, and without regard to the adequacy of security, the solvency of Trustor or any other matter, (i) enter upon and take possession of the Property, or any part thereof, in its own name or in the name of Trustee, (ii) inspect the Property for the purpose of determining the existence, location, nature and magnitude of any past or present release of Hazardous Materials into, onto, beneath or from the Property, (iii) negotiate with Governmental Authorities with respect to compliance with Environmental Requirements and remedial measures, (iv) take any action necessary to ensure compliance with Environmental Requirements, including, but not limited to, spending Rents in connection with any cleanup, remediation or other response action with respect to Hazardous Materials or (v) sue for or otherwise collect the Rents, issues and profits thereof and apply the same, less costs and expenses of operation and collection, including reasonable attorneys' fees actually incurred, to the Secured Obligations, all in such order as Beneficiary may determine. The entering upon and taking possession of said Property, the collection of such Rents, issues and profits and the application thereof as aforesaid shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice, or deprive Beneficiary of the benefits of any indemnity set forth herein;

          8.2.2. Commence an action to foreclose this Deed of Trust in the manner provided by Applicable Laws for the foreclosure of mortgages or deeds of trust of real property;

          8.2.3. Seek a judgment that Trustor has breached its covenants, representations and/or warranties regarding Environmental Requirements and/or Hazardous Materials set forth in this Deed of Trust, or any other Collateral Agreement, by commencing, maintaining and concluding, and enforcing a judgment arising from, an action for breach of contract, without regard to whether Beneficiary has commenced an action to foreclose this Deed of Trust, and to seek injunctive or other appropriate equitable relief and/or the recovery of any and all Environmental Damages, it being conclusively presumed between Trustor and Beneficiary that any reasonable costs advanced or expenses actually incurred by Beneficiary relating to the cleanup, remediation or other response action with respect to the Property were made or incurred by Beneficiary in good faith.

          8.2.4. Deliver to Trustee a written declaration of default and demand for sale, and a written notice of default and election to cause the Property to be sold, which notice Trustee or Beneficiary shall cause to be duly filed for record ;

          8.2.5. If the Secured Obligations become or are declared immediately due and payable pursuant to Section 6.2 of the Indenture and Trustor fails to make such payment as and when due, then Beneficiary may waive its Liens against any parcel of the Property or all or any portion of the Fixtures or Personalty attached to the Property, to the extent such property is determined to be environmentally impaired, and to exercise any and all rights of an unsecured creditor against Trustor and all of Trustor's assets for the recovery of any deficiency, including, but not limited to, seeking an attachment order. TRUSTOR ACKNOWLEDGES AND AGREES THAT NOTWITHSTANDING ANYTHING TO THE CONTRARY, EXPRESS OR IMPLIED, IN THIS DEED OF TRUST OR IN ANY OF THE OTHER SECURITY DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY NONRECOURSE OR EXCULPATORY LANGUAGE, IF ANY), TRUSTOR SHALL BE FULLY LIABLE FOR ANY RECOVERY DESCRIBED IN THIS PARAGRAPH 8.2.5. AND SUCH LIABILITY SHALL NOT BE LIMITED TO THE AMOUNT OF THE NOTES;

          8.2.6. With respect to any Personalty, proceed as to both the real and personal property in accordance with Beneficiary's rights and remedies in respect of the Property, or proceed to sell said Personalty separately and without regard to the Property in accordance with Beneficiary's rights and remedies; and/or

          8.2.7. Pursue any and all other remedies it may have, at law or in equity, or under any other document or instrument, except as otherwise provided in the Indenture.

     Section 8.3.  Power of Sale.  Should Beneficiary elect to foreclose by
                   -------------
exercise of the power of sale herein contained, Beneficiary shall notify Trustee and shall deposit with Trustee this Deed of Trust and such receipts and evidence of expenditures made and secured hereby as Trustee may require.

          8.3.1. Upon receipt of such notice from Beneficiary, Trustee shall cause to be recorded, published and delivered to Trustor notices of default and sale to be given in accordance with the provisions of Applicable Laws, including NRS Chapter 107. Trustee shall, without demand on Trustor, after lapse of such time as may then be required by Applicable Laws and after recordation of such notice of default and after notice of sale having been given as required by law, sell the Trust Estate at the time and place of sale fixed by it in said notice of sale, either as a whole, or in separate lots or parcels or items as Trustee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale. Trustee shall deliver to such purchaser or purchasers thereof its good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any Person, including, without limitation, Trustor or Beneficiary, may purchase at such sale and Trustor hereby covenants to warrant and defend the title of such purchaser or purchasers against the claims of all Persons claiming by, through or under Trustor. If allowed by law, Beneficiary, if it is the purchaser, may apply the amount of the Secured Obligations then due and payable toward payment of the purchase price. Trustor hereby waives its right, if any, to require that the Property be sold as separate tracts or units in the event of foreclosure.

          8.3.2. Trustee, upon such sale, shall make (without any covenant or warranty, express or implied), execute and, after due payment made, deliver to purchaser or purchasers, or his or their heirs or assigns, a deed or deeds, or other record or records of interest, as the case may be, in and to the Property so sold that shall convey to the purchaser all the title and interest of Trustor in the Property (or the portion thereof sold), and after deducting all costs, fees and expenses of Trustee and of this Deed of Trust, including costs of evidence of title in connection with sale, shall apply the proceeds of sale to payment of (i) all sums expended under the terms hereof, not then repaid, with accrued interest at the Default Rate and (ii) all other sums then secured hereby and the remainder, if any, to the Person or Persons legally entitled thereto.

          8.3.3. Trustee may postpone sale of all or any portion of the Trust Estate by public announcement at such time and place of sale, or as otherwise permitted by Applicable Laws, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement or subsequently noticed sale, and without further notice make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale. Beneficiary may rescind any notice of default at any time before Trustee's sale by executing a notice of rescission and recording the same. The recordation of such notice of rescission shall constitute a cancellation of any prior declaration of default and demand for sale. The exercise by Beneficiary of the right of rescission shall not constitute a waiver of any default then existing or subsequently occurring, or impair the right of Beneficiary to execute other declarations of default and demand for sale, or notices of default and of election to cause the Property to be sold nor otherwise affect the Collateral Agreements or this Deed of Trust, or any of the rights, obligations or remedies of Beneficiary or Trustee hereunder.

     Section 8.4.  Proof of Default.  In the event of a sale of the Property, or
                   ----------------
any part thereof, and the execution of a deed or deeds therefor, the recital therein of default, and of recording notice of breach and election of sale, and of the elapsing of the required time (if any) between the foregoing recording and the following notice, and of the giving of notice of sale, and of a written demand by Beneficiary, or its successors or assigns, that such sale should be made, shall be conclusive proof of such default, recording, election, elapsing of time, and of the due giving of such notice, and that the sale was regularly and validly made on due and proper written demand by Beneficiary, its successors or assigns; and any such deed or deeds with such recitals therein shall be effectual and conclusive against Trustor, its successors and assigns, and all other Persons; and the receipt for the purchase money recited or contained in any deed executed to the purchaser as aforesaid shall be sufficient discharge to such purchaser from all obligations to see to the proper application of the purchase money.

     Section 8.5.  Protection of Security.  If an Event of Default shall have
                   ----------------------
occurred and be continuing, then upon at least 15 days prior written notice to Trustor and without releasing Trustor from any obligations or defaults hereunder, Beneficiary or Trustee shall have the right, but not the obligation, to: (i) make payment or otherwise perform such obligations of Trustor upon which such Event of Default is based in such manner and to such extent as either may reasonably deem necessary to protect the security hereof, Beneficiary and Trustee being authorized to enter upon the Property for such purpose; (ii) appear in and defend any action or proceeding purporting to affect, in any manner whatsoever, the Secured Obligations, the security hereof or the rights or powers of Beneficiary or Trustee; (iii) pay, purchase or compromise any encumbrance, charge or lien (other than Permitted Liens); (iv) advance any and all costs and expenses reasonably necessary to cure or pay Environmental Damages or otherwise to comply with Environmental Requirements; and (v) in exercising any such powers, pay necessary expenses, employ counsel and pay attorneys' fees. Trustor hereby agrees to repay within thirty

(30) days after receipt of written demand all reasonable sums actually expended by Trustee or Beneficiary pursuant to this Section 8.5. with interest at the Default Rate from the date of expenditure by Beneficiary, and such sums, with interest, shall be secured hereby.

     Section 8.6.  Receiver.  If an Event of Default shall have occurred and be
                   --------
continuing, Beneficiary, as a matter of strict right and without regard to the then value of the Property, shall have the right to apply to any court having jurisdiction to appoint a Receiver or Receivers of the Property. Any such Receiver or Receivers shall have all the powers and duties of receivers under Applicable Laws in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided in this Deed of Trust, and shall continue as such and exercise all such powers until the date of confirmation of sale, unless such receivership is sooner terminated.

     Section 8.7.  Curing of Defaults.
                   ------------------

          8.7.1. If Trustor shall at any time fail to perform or comply with any of the terms, covenants and conditions required on Trustor's part to be performed and complied with under this Deed of Trust or any other Collateral Agreement relating to the Trust Estate (after the lapse of any cure period provided therein), then Beneficiary shall have the right, but not the obligation, without waiving or releasing any of the Secured Obligations, to:

                   8.7.1.1. make any payments thereunder payable by Trustor and take out, pay for and maintain any of the insurance policies provided for therein, and/or

                   8.7.1.2. after the expiration of any applicable grace period and subject to Trustor's rights to contest certain obligations specifically granted hereby, perform any such other acts thereunder on the part of Trustor to be performed and enter upon the Property and incur reasonable attorneys' fees and expenses for such purpose.

          8.7.2. The making by Beneficiary of such payment out of Beneficiary's own funds shall not, however, be deemed to cure such default by Trustor, and the same shall not be so cured unless and until Trustor shall have reimbursed Beneficiary within the applicable cure period for such payment including interest at the Default Rate from the date of such expenditure. All sums so paid and all reasonable costs and expenses actually incurred and paid by Beneficiary in connection with the performance of any such act, together with interest on unpaid balances thereof at the Default Rate from the respective dates of Beneficiary's making of each such payment, shall be secured by the lien of this Deed of Trust, prior to any right, title or interest in or claim upon the Property attaching or accruing subsequent to the lien of this Deed of Trust, and shall be payable by Trustor to Beneficiary within thirty (30) days after receipt of written demand.

     Section 8.8.  Remedies Cumulative.  All remedies of Beneficiary provided
                   -------------------
for herein are cumulative and shall be in addition to any and all other rights and remedies provided in the other Collateral Agreements or provided by Applicable Law, including any banker's lien and right of offset. The exercise of any right or remedy by Beneficiary hereunder shall not in any way constitute a cure or waiver of default hereunder or under the Collateral Agreements, or invalidate any act done pursuant to any notice of default, or prejudice Beneficiary in the exercise of any of its rights hereunder or under the Collateral Agreements unless, in the exercise of said rights, all Secured Obligations are fully discharged.

                                   ARTICLE 9.

                     SECURITY AGREEMENT AND FIXTURE FILING
                     -------------------------------------

     Section 9.1. Grant of Security Interest.  To secure the payment and
                  --------------------------
performance of the Secured Obligations as and when due, Trustor (as debtor) hereby grants, conveys, pledges, assigns and transfers to Beneficiary (as secured party), as agent and representative for the equal and ratable benefit of Trustee and the Holders, security interests (collectively, the "Security Interest") in, all right, title, claim, estate and interest in and to all Personalty and Fixtures, other than Excluded Assets, whether now owned and existing or hereafter acquired or arising, and wherever located, including, without limitation, the following but expressly excluding in each case any Excluded Assets:

          9.1.1. Any and all "chattel paper" as such term is defined in Article 9 of the UCC (the "Chattel Paper");

          9.1.2. Any and all "accounts" as such term is defined in Article 9 of the UCC (the "Accounts");

          9.1.3. Any and all rights to payment for goods sold or leased or services rendered, whether or not earned by performance and all rights in respect of the Account Debtor, including without limitation all such rights constituting or evidenced by any Account, Chattel Paper or Instrument, together with (a) any collateral assigned, hypothecated or held to secure any of the foregoing and the rights under any security agreement granting a security interest in such collateral, (b) all goods, the sale of which gave rise to any of the foregoing, including, without limitation, all rights in any returned or repossessed goods and unpaid seller's rights, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, and (e) any and all negotiable instruments, promissory notes, acceptances, drafts, checks, certificates of deposit and other writings that evidence a right to the payment of money by any other Person ("Receivables").

          9.1.4. Any and all (a) copies of all documents, instruments or other writings evidencing the Receivables, (b) books, correspondence, credit or other files, records, ledger sheets or cards, invoices, and other papers relating to Receivables, including without limitation all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of any Trustor or any computer bureau or agent from time to time acting for any Trustor or otherwise and (c) credit information, reports and memoranda relating thereto ("Receivables Records");

          9.1.5.  Any and all rights to payment:

                  9.1.5.1. to the extent not included in Accounts, Receivables or Chattel Paper, receivable from any credit card company (such as Visa, MasterCard, American Express and Diner's Club), whether arising out of or relating to the sale of lodging, goods and services by Trustor or otherwise; and

                  9.1.5.2. of money not listed above and any and all rights, titles, interests, securities, Liens and guaranties evidencing, securing, guaranteeing payment of or in any way relating to any Receivables;

          9.1.6. All "inventory" as defined in the UCC, including without limitation and in any event, all goods (whether such goods are in the possession of Trustor or a lessee, bailee or other Person for sale, lease, storage, transit, processing, use or otherwise and whether consisting of whole goods, spare parts, components, supplies, materials or consigned or returned or repossessed goods) which are held for sale or lease or are to be furnished (or which have been furnished) under any contract of service or which are raw materials or work in progress or materials used or consumed in any Trustor's business ("Inventory");

          9.1.7. Any and all equipment "equipment" as such term is defined in the UCC, including, without limitation ("Equipment"):

                  9.1.7.1. machinery, machine tools, manufacturing equipment, data processing equipment, computers, office equipment, furniture, appliances, rolling stock, motors, pumps, controls, tools, parts, works of art, furnishings and trade fixtures, all athletic equipment and supplies and all molds, dies, drawings, blueprints, reports, catalogs and computer programs related to any of the above,

                  9.1.7.2. ships, boats, barges and vessels (whether under construction or completed) and any and all masts, bowsprits, boilers, engines, sails, fittings, anchors, cables, chains, riggings, tackle, apparel, capstans, outfits, gears, appliances, fittings and spare and replacement parts and other appurtenances, accessories and additions, improvements and replacements thereto, whether on board or not on board, in or to any ship, boat, barge or vessel,

                  9.1.7.3. slot machines, electronic gaming devices and related equipment, crap tables, blackjack tables, roulette tables, baccarat tables, keno apparatus, cards, dice, gaming chips and plaques, tokens, chip racks, dealing shoes, dice cups, dice sticks, layouts, paddles, roulette balls and other supplies and items used in connection with gaming operations, and

                  9.1.7.4. stones, wood, steel and other materials used or to be used in the building, construction, repair, renovation, refurbishment or otherwise with respect to improvements or ships, boats, barges or vessels.

          9.1.8. Any and all "fixtures" as such term is defined in Article 9 of the UCC, including without limitation, machinery, equipment or appliances for generating, storing or distributing air, water, heat, electricity, light, fuel or refrigeration, for ventilating or sanitary purposes, elevators, safes, laundry, kitchen and athletic equipment, trade fixtures, and telephone, television and other communications equipment (the "Fixtures");

          9.1.9. Any and all "documents" as such term is defined in Article 9 of the UCC (the "Documents");

          9.1.10. Any and all "general intangibles" as such term is defined in
Article 9 of the UCC (together with any property listed under Section 9.1.4. relating thereto, the "General

Intangibles"), including, without limitation and in any event, rights to the following: payment of money, Trademarks, Copyrights (as defined in the Pledge and Security Agreement), Patents (as defined in the Pledge and Security Agreement), and Contracts (as defined in the Pledge and Security Agreement), licenses (including all Gaming Licenses that are not Excluded Assets) and franchises (except, in the case of licenses and franchises if, and for so long as, the agreement in respect of such license or franchise prohibits by its terms any assignment or grant of a security interest therein without the consent of the other party thereto, would not give any other party to such franchise or license the right to terminate its obligations thereunder), limited and general partnership interests and joint venture interests, federal income tax refunds, trade names, distributions on certificated securities (as defined in Section 8-102(1)(a) of the UCC) and uncertificated securities (as defined in Section 8-102(1)(b) of the UCC), computer programs and other computer software, inventions, designs, trade secrets, goodwill, proprietary rights, customer lists, player tracking systems, supplier contracts, sale orders, correspondence, advertising materials, payments due in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property, reversionary interests in pension and profit-sharing plans and reversionary, beneficial and residual interests in trusts, credits with and other claims against any Person, together with any collateral for any of the foregoing and the rights under any security agreement granting a security interest in such collateral.

          9.1.11.  [Intentionally omitted].

          9.1.12. Any and all (i) shares of capital stock of any Subsidiary, from time to time owned by Trustor or options or rights to acquire any such shares or interests now or hereafter owned by Trustor, (ii) Distributions (as defined below) on Pledged Securities (as constituted immediately prior to such Distribution) constituting securities (whether debt or equity securities or otherwise), (iii) other or additional stock, notes, securities or property paid or distributed in respect of Pledged Securities (as constituted immediately prior to such payment or distribution) by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement and (iv) other or additional stock, notes, securities or property (including cash) that may be paid in respect of Pledged Securities (as constituted immediately prior to such payment) by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation, bankruptcy or similar corporate reorganization or other disposition of Pledged Securities ("Pledged Securities").

          9.1.13. Any and all dividends, distributions, payments of interest and principal and other amounts (whether consisting of cash, securities, personalty or other property) from time to time received, receivable or otherwise distributed in respect of or in exchange or substitution for any of the Pledged Securities ("Distributions").

          9.1.14. Any and all "instruments" as such term is defined in Article 9 of the UCC ("Instruments").

          9.1.15. The Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, and the Trade Secrets, all as defined in the Pledge and Security Agreement ("Intellectual Property Collateral").

          9.1.16. Any and all contracts between Trustor and one or more additional parties ("Contracts").

          9.1.17. Any and all interest rate or currency protection or hedging arrangements, including without limitation, caps, collars, floors, forwards and any other similar or dissimilar interest rate or currency exchange agreements or other interest rate or currency hedging arrangements ("Hedging Agreements").

          9.1.18. Any and all motor vehicles, tractors, trailers and other like property, if title thereto is governed by a certificate of title ownership ("Motor Vehicles").

          9.1.19. Any and all books, records, computer software, computer printouts, customer lists, blueprints, technical specifications, manuals, and similar items which relate to any Personalty or Fixtures other than such items obtained under license or franchise agreements that prohibit assignment or disclosure of such items ("Books and Records");

          9.1.20. Any and all accessions, appurtenances, components, repairs, repair parts, spare parts, renewals, improvements, replacements, substitutions and additions to, of or with respect to any of the foregoing;

          9.1.21. Any and all rights, remedies, powers and privileges of Trustor with respect to any of the foregoing; and

          9.1.22. Any and all proceeds and products of any of the foregoing, whether now held and existing or hereafter acquired or arising, including all rents, issues income and profits of or from any of the foregoing (collectively, the "Proceeds"). "Proceeds" shall include (i) whatever is now or hereafter received by Trustor upon the sale, exchange, collection, other disposition or operation of any item of Personalty, whether such proceeds constitute accounts, general intangibles, instruments, securities, documents, letters of credit, chattel paper, deposit accounts, money, goods or other personal property, (ii) any amounts now or hereafter payable under any insurance policy by reason of any loss of or damage to any Personalty or the business of Trustor, (iii) all rights to payment and payments for hotel room occupancy (and related reservations) and the sale of services or products in connection therewith, (iv) the right to further transfer, including by pledge, mortgage, license, assignment or sale, any of the foregoing, and (v) any items that are now or hereafter acquired by Trustor with any of the foregoing, provided that "Proceeds" shall not include Excluded Assets.

     Section 9.2.  Remedies, etc.  This Deed of Trust constitutes a security
                   -------------
agreement with respect to the Personalty, in which Beneficiary is granted a security interest hereunder, and Beneficiary shall have all of the rights and remedies of a secured party under the UCC and the other Collateral Agreements as well as all other rights and remedies available at law or in equity. Upon the occurrence and during the continuance of any Event of Default hereunder, Beneficiary shall have (i) the right to cause any of the Personalty which is personal property to be sold at any one or more public or private sales as permitted by Applicable Laws and apply the proceeds thereof to the Secured Obligations, (ii) the right to collect and apply to the Secured Obligations any Personalty which is cash, Notes Receivable, other rights to payment or Chattel Paper, and (iii) all other rights and remedies, whether at law, in equity, or by statute as are available to secured creditors under Applicable Laws. Any such disposition may be conducted by an employee or agent of Beneficiary or Trustee. To the maximum extent permitted by Applicable Law, any Person, including either or both of Trustor and Beneficiary, shall be eligible to purchase any part or all of such Personalty at any such disposition. Beneficiary shall give Trustor at least 10 days' prior written notice of the time and place of any public sale or other disposition of such Personalty or of the time of or after which any private sale or any other intended disposition is to be made, and if such notice is sent to Trustor in the manner provided for the mailing of notices herein, it is hereby deemed such notice shall be and is commercially reasonable notice to Trustor.

     Section 9.3. Expenses.  Reasonable expenses actually incurred of retaking,
                  --------
holding, preparing for sale, selling or the like shall be borne by Trustor and shall include Beneficiary's and Trustee's reasonable attorneys' fees, charges and disbursements (including, without limitation, any and all costs of appeal).

     Section 9.4. Fixture Filing.
                  --------------

          9.4.1. This Deed of Trust shall be effective as a Financing Statement filed as a fixture filing from the date of the recording hereof in accordance with NRS Section 104.9502. In connection therewith, the addresses of Trustor as debtor ("Debtor") and Beneficiary as secured party ("Secured Party") are set forth on Schedule 12.8. The address of Beneficiary, as the Secured Party, is also the address from which information concerning the security interest may be obtained by any interested party.

                  9.4.1.1. The property subject to this fixture filing is described in Sections 9.1.7. and 9.1.8.

                  9.4.1.2. Portions of the property subject to this fixture filing as identified in Section 9.4.1.1. above are or are to become fixtures related to the real estate described on Exhibit A and Exhibit B-2 to this Deed of Trust.

                  9.4.1.3.  Secured Party is: Firstar Bank, N.A.

                  9.4.1.4.  Debtor is: Mikohn Gaming Corporation.

                  9.4.1.5. The record owner or lessee of the Property is Mikohn Gaming Corporation.

          9.4.2. In the event Trustor shall fail, beyond any applicable notice and grace periods, to make any payment or perform any covenant related to any security interest in favor of any Person other than Beneficiary, Beneficiary may, at its option, within 15 days after notice to Trustor or if Beneficiary's immediate action is reasonably necessary to protect the lien hereof or its security for the Secured Obligations, at any time without prior notice to Trustor, pay the amount secured by such security interest, and the amount so paid shall be (i) secured by this Deed of Trust and shall be a lien on the Property enjoying the same priorities vis-a-vis the estates and interests encumbered hereby as this Deed of Trust, (ii) added to the amount of the Secured Obligations, and (iii) payable within 30 days after receipt of written demand with interest at the Default Rate from the time of such payment; or Beneficiary shall have the privilege of acquiring by assignment from the holder of such security interest any and all contract rights, accounts receivable, chattel paper, negotiable or non-negotiable instruments and other evidence of Trustor's indebtedness secured by such fixtures, and, upon acquiring such interest by assignment, shall have the right to enforce the security interest as assignee thereof, in accordance with the terms and provisions of the UCC, as amended or supplemented, and in accordance with other Applicable Laws.

                                  ARTICLE 10.

                              ASSIGNMENT OF RENTS
                              -------------------

     Section 10.1.  Assignment of Rents.  Subject to Section 10.2., and to
                    -------------------
Applicable Gaming Laws, as of the execution of this Deed of Trust, Trustor hereby absolutely and unconditionally assigns and transfers to Beneficiary all of the Rents, whether now due, past due or to become due, and hereby gives to and confers upon Beneficiary the right, power and authority to collect such Rents and apply the same to the Secured Obligations secured hereby. Trustor irrevocably appoints Beneficiary its true and lawful attorney, at the option of Beneficiary at any time while an Event of Default exists, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, either in the name of Trustor or in the name of Beneficiary, for all such Rents and apply the same to the Secured Obligations secured hereby. It is hereby recognized that the power of attorney herein granted is coupled with an interest and shall not be revocable. It is understood and agreed that neither the foregoing assignment of Rents to Beneficiary nor the exercise by Beneficiary or any of its rights or remedies under this Deed of Trust shall be deemed to make Beneficiary a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Beneficiary, in person or by its own agent, assumes actual possession thereof, nor shall appointment of a Receiver for the Property by any court at the request of Beneficiary or by agreement with Trustor or the entering into possession of the Property or any part thereof by such Receiver be deemed to make Beneficiary a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Property or the use, occupancy, enjoyment or operation of all or any portion thereof.

     Section 10.2.  Collection of Rents.  Notwithstanding anything to the
                    -------------------
contrary contained herein, so long as no Event of Default with respect to the Notes shall occur and be continuing, Trustor shall have a license, revocable upon the occurrence and during the continuance of an Event of Default, (i) to collect all Rents from the Property and to retain, use and enjoy the same and to otherwise exercise all rights with respect thereto, subject to the terms hereof, and (ii) to exercise all options and other rights to purchase or lease the Property or any portion thereof or interest therein. Upon the occurrence and during the continuance of an Event of Default, the license hereinabove granted to Trustor shall, without the requirement of the giving of notice or taking of any action by any party, be revoked, and Beneficiary shall have the complete right and authority to exercise and enforce any and all of its rights and remedies provided herein or by Applicable Laws.

                                  ARTICLE 11.

                             ENVIRONMENTAL MATTERS
                             ---------------------

     Section 11.1. Representations and Warranties.  In the ordinary course of
                   ------------------------------
business, Trustor conducts a periodic review of the effect of Environmental Laws on its business, operations and properties in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any Permit, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, Trustor has reasonably concluded that such associated costs and liabilities could not reasonably be expected, singly or in the aggregate, to have a material adverse effect on Trustor or the Trust Estate. Trustor hereby makes the following representations and warranties to Trustee and Beneficiary:

          11.1.1. Trustor (i) has obtained all Permits that are required with respect to the operation of its business, property and assets under the Environmental Laws and is in compliance with all terms and conditions of such required Permits, and (ii) is in compliance with all Environmental Laws (including, without limitation, compliance with standards, schedules and timetables therein);

          11.1.2. No portion of the Trust Estate is listed or proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation, and Liability Information System, both promulgated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or on any other state or local list established pursuant to any Environmental Law, and Trustor has not received any notification of potential or actual liability or request for information under CERCLA or any comparable state or local law;

          11.1.3. No underground storage tank or other underground storage receptacle, or related piping, is located on the Land in violation of any Environmental Law;

          11.1.4. There have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, on-site or, to the knowledge of the Trustor after due inquiry, off-site) of Hazardous Materials by Trustor or any predecessor in interest or any person or entity whose liability for any release of Hazardous Materials, Trustor has retained or assumed either contractually or by operation of law at, on, under, from or into any facility or real property owned, operated, leased, managed or controlled by any such person;

          11.1.5. Neither Trustor nor any person or entity whose liability Trustor has retained or assumed either contractually or by operation of law has any liability, absolute or contingent, under any Environmental Law, and there is no proceeding pending or threatened against any of them under any Environmental Law; and

          11.1.6. There are no events, activities, practices, incidents or actions or conditions, circumstances or plans that may interfere with or prevent compliance by Trustor with any Environmental Law, or that may give rise to any liability under any Environmental Laws.

          11.1.7.  The above representations and warranties contained in this
Section 11.1 shall survive the termination, release and/or reconveyance of this Deed of Trust and the discharge of Trustor's other obligations hereunder.

     Section 11.2. Environmental Covenants.  Trustor shall at all times comply
                   -----------------------
with the following requirements:

          11.2.1. Trustor shall not cause or permit any material amount of Hazardous Material to be brought upon, treated, kept, stored, disposed of, discharged, released, produced, manufactured, generated, refined or used upon, within or beneath the Property or any portion thereof by Trustor, its agents, employees, contractors, or invitees, or any other Person, except in compliance with all Environmental Requirements and only in the course of such Person's legitimate business operations at the Property (which shall not include any business primarily for treatment, storage, disposal, discharge, release, production, manufacture, generation, refinement or use of Hazardous Materials).

          11.2.2. Trustor shall not cause or permit the existence or the commission by Trustor, its agents, employees, contractors or invitees, or by any other Person of a material violation of any Environmental Requirements upon, within or beneath the Property or any portion thereof.

          11.2.3. Trustor shall not dispose of, discharge or release or cause or permit the disposal, discharge or release of any material amount of Hazardous Materials from the Property into any Public Waters in material violation of any Environmental Requirements.

          11.2.4. Trustor shall not create or suffer to exist with respect to the Property or permit any of its agents to create or suffer to exist any environmental lien, security interest or other charge or encumbrance of any kind (other than a Permitted Lien), including, without limitation, any lien imposed pursuant to Section 107(f) of the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Section 9607(1)) or any similar state statute.

          11.2.5. Trustor shall, at its sole cost and expense, promptly take any and all actions required by any federal, state or local governmental agency or political subdivision or reasonably necessary (as hereinafter provided) to mitigate Environmental Damages, which requirements or necessity arise from the presence upon, about or beneath the Property, of a material amount of Hazardous Material or a material violation of Environmental Requirements or the disposal, discharge or release of a material amount of Hazardous Materials from the Property into the Public Waters. Such actions shall include, but not be limited to, the investigation of the environmental condition of the Property, the preparation of any feasibility studies, reports or remedial plans, and the performance of any cleanup, remediation, containment, operation, maintenance, monitoring or restoration work, whether on or off of the Property (provided that Trustor shall be obligated to take actions off of the Property only if Trustor shall have the legal right to do so and shall be expressly required to do so by

Environmental Requirements). Trustor shall take all actions as are reasonably necessary to restore the Property or the Public Waters to substantiality the condition existing prior to the introduction of Hazardous Material by Trustor upon, about or beneath the Property, notwithstanding any lesser standard of remediation allowable under Applicable Laws or governmental policies, but recognizing the economic impracticability of remediating to a level where Hazardous Materials are no longer detectable. Trustor shall proceed continuously and diligently with such investigatory and remedial actions, provided that in all cases such actions shall be in accordance with Applicable Laws. Any such actions shall be performed in a good, safe and workmanlike manner and shall minimize any impact on the business conducted at the Property. Trustor shall pay all costs in connection with such investigatory and remedial activities, including, but not limited to, all power and utility costs, and any and all taxes or fees that may be applicable to such activities. Trustor shall promptly provide to Beneficiary copies of testing results and reports that are generated in connection with the above activities. Promptly upon completion of such investigation and remediation, Trustor shall permanently seal or cap all monitoring wells and test holes to industrial standards in compliance with Applicable Laws and regulations, remove all associated equipment, and restore the Property to the extent reasonably possible, which shall include, without limitation, the repair of any surface damage, including paving, caused by such investigation or remediation hereunder.

          11.2.6. If Trustor shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of Environmental Requirements, or liability of Trustor for Environmental Damages in connection with the Property or past or present activities of any Person thereon, including, but not limited to, notice or other communication concerning any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceedings, com-plaint, notice, order, writ or injunction, relating to same, then Trustor shall deliver to Beneficiary, within 15 days of the receipt of such notice or communication by Trustor, a written description of said violation, liability, or actual or threatened event or condition, together with copies of any documents evidencing same. Receipt of such notice shall not be deemed to create any obligation on the part of Beneficiary to defend or otherwise respond to any such notification.

          11.2.7. Trustor agrees to indemnify, reimburse, defend, exonerate, pay and hold harmless Beneficiary, its successors and assigns, the Holders, and their respective directors, officers, shareholders, employees, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, trustees, and invitees (collectively, the "Indemnitees") from and against any and all Environmental Damages arising from the discharge, disposal or release of Hazardous Materials from the Property into the Public Waters or from the presence of Hazardous Materials upon, about or beneath the Property or migrating to or from the Property, or arising in any manner whatsoever out of the violation of any Environmental Requirements pertaining to the Property and the activities thereon, whether foreseeable or unforeseeable, and regardless of when such Environmental Damages occurred, except to the extent directly caused by conduct (other than inaction) on the part of such Indemnitee with respect to the Property or any such Indemnitee's grossly negligent or wi1lful inaction or other conduct. The indemnity obligations of Trustor contained in this Section 11.2.7. shall survive the termination, release and/or reconveyance of this Deed of Trust and the discharge of Trustor's other obligations hereunder.

          11.2.8. Except for the last sentence of Section 4.5, and except for Sections 4.6, 4.7, 4.15 and 8.5, the other covenants of this Deed of Trust shall not apply to the subject matter of this Article 11.

                                  ARTICLE 12.

                                 MISCELLANEOUS
                                 -------------

     Section 12.1.  Beneficiary's Expenses, Including Attorneys' Fees.  Upon the
                    -------------------------------------------------
occurrence of a Default or Event of Default, Trustor agrees to pay to Beneficiary any and all advances, charges, costs and expenses, including the reasonable fees and expenses of counsel and any experts or agents, that Beneficiary may reasonably incur in connection with (i) the administration of this Deed of Trust, including any amendment thereto or any workout or restructuring, (ii) the creation, perfection or continuation of the Lien of this Deed of Trust or protection of its priority or the Trust Estate, including the discharging of any prior or junior Lien or adverse claim against the Trust Estate or any part thereof that is not permitted hereby or by the Indenture,
(iii) the custody, preservation or sale of, collection from, or other realization upon, any of the Trust Estate, (iv) the exercise or enforcement of any of the rights, powers or remedies of Beneficiary under this Deed of Trust or under Applicable Laws (including attorneys' fees and expenses incurred by Beneficiary in connection with the operation, maintenance or foreclosure of the Lien of this Deed of Trust) or any bankruptcy proceeding or (v) the failure by Trustor to perform or observe any of the provisions hereof. All such amounts and all other amounts payable hereunder shall be payable on demand, together with interest at the Default Rate.

     Section 12.2.  Indemnity.  Trustor hereby agrees to indemnify and hold
                    ---------
harmless the Indemnitees against (A) any and all transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Deed of Trust and the other Collateral Agreements, and (B) any and all claims, actions, liabilities, costs and expenses of any kind or nature whatsoever (including fees and disbursements of counsel) that may be imposed on, incurred by, or asserted against any of them, in any way relating to or arising out of this Deed of Trust or any action taken or omitted by them hereunder, except to the extent that they resulted from the gross negligence or willful misconduct of any such Indemnitee.

     Section 12.3.  Waivers; Modifications in Writing.  No amendment of any
                    ---------------------------------
provision of this Deed of Trust (including a waiver thereof or consent relating thereto) shall be effective unless the same shall be in writing and signed by Beneficiary and Trustor. Any waiver or consent relating to any provision of this Deed of Trust shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Trustor in any case shall entitle Trustor to any other or further notice or demand in similar circumstances, except as otherwise provided herein or as required by law.

     Section 12.4.  Cumulative Remedies; Failure or Delay.  The rights and
                    -------------------------------------
remedies provided for under this Deed of Trust are cumulative and are not exclusive of any rights and remedies that may be available to Beneficiary under Applicable Laws, the other Collateral Agreements or otherwise. No failure or delay on the part of Beneficiary in the exercise of any power, right or remedy under this Deed of Trust shall impair such power, right or remedy or shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude other or further exercise of such or any other power, right or remedy.

          12.4.1.   Successors and Assigns. This Agreement shall be binding upon
                    ----------------------
and, subject to the next sentence, inure to the benefit of Trustor and Beneficiary and their respective successors and assigns. Trustor shall not assign or transfer any of its rights or obligations hereunder without the prior written consent of Beneficiary. The benefits of this Deed of Trust shall pass automatically with any assignment of the Secured Obligations (or any portion thereof), to the extent of such assignment.

     Section 12.5.  Independence of Covenants.  All covenants under this Deed of
                    -------------------------
Trust shall each be given independent effect so that, if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by another covenant or by an exception thereto shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

     Section 12.6.  Change of Law.  In the event of the passage, after the date
                    -------------
of this Deed of Trust, of any law changing in any way the laws now in force for the taxation of mortgages, deeds of trust, or debts secured by mortgage or deed of trust (other than laws imposing taxes on income), or the manner of the collection of any such taxes, so as to affect adversely the rights of Beneficiary under this Deed of Trust, then an Event of Default shall be deemed to have occurred under this Deed of Trust; provided, however, that no Event of Default shall be deemed to have occurred (i) if Trustor, within thirty (30) days after the passage of such law, shall assume the payment of any tax or other charge so imposed upon Beneficiary for the period remaining until discharge in full of the Secured Obligations; provided, however, that such assumption is permitted by Applicable Laws, (ii) if the adverse effect upon Beneficiary of such tax or other charge is not material, or (iii) if and so long as Trustor, at its expense, shall contest the amount or validity or application of any such tax or other charge by appropriate legal proceedings promptly initiated and conducted in good faith and with due diligence; provided that (A) neither the Property nor any substantial part thereof will be in danger of being sold, forfeited, terminated, canceled, or lost as a result of such contest and (B) except in the case of a tax or charge junior to the Lien of this Deed of Trust, Trustor shall have posted such bond or furnished such other security as may be required by law to release such tax or charge.

     Section 12.7.  No Waiver. No waiver by Beneficiary of any Default or breach
                    ---------
by Trustor hereunder shall be implied from any omission by Beneficiary to take action on account of such Default if such Default persists or is repeated, no express waiver shall affect any Default other than the Default in the waiver, and such waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by Beneficiary to or of any act by Trustor requiring further consent or approval shall not be deemed to waive or render unnecessary the consent or approval to or of any subsequent similar act.

     Section 12.8.  Notices.  All notices and other communications under this
                    -------
Deed of Trust shall be in writing and shall be personally delivered or sent by prepaid courier, by overnight, registered or certified mail (postage prepaid) or by prepaid telex, telecopy or telegram, and shall be deemed given when received by the intended recipient thereof. Unless otherwise specified in a notice given in accordance with the foregoing provisions of this Section 12.8., notices and other communications shall be given to the parties hereto at their respective addresses (or to their respective telex or telecopier numbers) indicated in Section 11.2 of the Indenture or, in the case of the Trustee, Schedule 12.8.

     Section 12.9.  References to Foreclosure.  References hereto to
                    -------------------------
"foreclosure" ' and related phrases shall be deemed references to the appropriate procedure in connection with Trustee's private power of sale, any judicial foreclosure proceeding, and any deed given in lieu of any such Trustee's sale or judicial foreclosure.

     Section 12.10. Joinder of Foreclosure.  Should Beneficiary hold any other
                    ----------------------
or additional security for the payment and performance of any Secured Obligation, its sale or foreclosure, upon any default in such payment or performance, in the sole discretion of Beneficiary, may be prior to, subsequent to, or joined or otherwise contemporaneous with any sale or foreclosure hereunder. Except as otherwise provided in the Indenture, in addition to the rights herein specifically conferred, Beneficiary, at any time and from time to time, may exercise any right or remedy now or hereafter given by law to beneficiaries under deeds of trust generally, or to the holders of any obligations of the kind hereby secured.

     Section 12.11. Rights and Secured Obligations of Beneficiary and Trustee.
                    ---------------------------------------------------------
At any time or from time to time, without liability therefor and without notice, and without releasing or otherwise affecting the liability of any Person for payment of any Secured Obligations, Beneficiary at its sole discretion and only in writing may subordinate the Liens or either of them, or charge hereof to the extent not prohibited by the Indenture. Beneficiary and Trustee shall, however, promptly upon Trustor's request from time to time, join in the following actions (including the execution and delivery of documents) as Trustor determines are reasonably necessary for the development, use and operation of the Trust Estate:
(i) the making of any map or plat of the Property, (ii) the granting, creating, amending and modifying of any customary easements, covenants, conditions and restrictions with respect to the Property and (iii) the application for and prosecution of any development, building, use and similar permits and land use and utility approvals and installations regarding the Property; provided, however, that Beneficiary and Trustee shall not be required to join in or take any such action (a) while an Event of Default exists, (b) to the extent such action would impair the Liens of this Deed of Trust or the priority thereof or
(c) to the extent prohibited by the Indenture. Any such request shall be accompanied by an Officers' Certificate (as defined in the Indenture). Upon written request of Beneficiary and surrender of this Deed of Trust to Trustee for cancellation, and upon payment to Trustee of its reasonable fees and expenses actually incurred, Trustee shall cancel and reconvey this Deed of Trust.

     Section 12.12. Copies.   Trustor will promptly give to Beneficiary copies
                    ------
of all notices of material violations relating to the Property that Trustor receives from any Governmental Authority.

     Section 12.13. Subordination.  At the option of Beneficiary, this Deed of
                    -------------
Trust shall become subject and subordinate in whole or in part (but not with respect to priority of entitlement to any insurance proceeds, damages, awards, or compensation resulting from damage to the Property or condemnation or exercise of power of eminent domain), to any and all contracts of sale and/or any and all leases of all or any part of the Property upon the execution by Beneficiary and recording thereof in the official records of Clark County, Nevada of a unilateral declaration to that effect. Beneficiary may require the issuance of such title insurance endorsements to the Title Policy in connection with any such subordination as Beneficiary, in its judgment, shall determine are appropriate, and Trustor shall be obligated to pay any cost or expense incurred in connection with the issuance thereof.

     Section 12.14. Personalty Security Instruments.  Trustor covenants and
                    -------------------------------
agrees that if Beneficiary at any time holds additional security for any Secured Obligations secured hereby, it may enforce the terms thereof or otherwise realize upon the same, at its option, either before or concurrently herewith or after a sale is made hereunder, and may apply the proceeds upon the Secured Obligations without affecting the status or of waiving any right to exhaust all or any other security, including the security hereunder, and without waiving any breach or Default or any right or power whether exercised hereunder or contained herein or in any such other security.

     Section 12.15. Suits to Protect Property.  Trustor covenants and agrees to
                    -------------------------
appear in and defend any action or proceeding the consequence of which, if successful, would be that the Liens, or either of them, of this Deed of Trust would not satisfy the requirements as to extent, perfection or priority set forth in the Indenture; and to pay all reasonable costs and expenses actually incurred by Trustee and Beneficiary, including cost of evidence of title and attorneys' fees in a reasonable sum, in any such action or proceeding in which Beneficiary and/or Trustee may appear or be made a party.

     Section 12.16. Trustor Waiver of Rights.  To the full extent Trustor may do
                    ------------------------
so, Trustor waives the benefit of all laws now existing or that hereafter may be enacted providing for (i) any appraisement before sale of any portion of the Trust Estate, and (ii) any extension of the time for the enforcement of the Secured Obligations or creating or extending a period of redemption from any sale made in collecting said debt. To the full extent Trustor may do so, Trustor agrees that Trustor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and Trustor, for Trustor, Trustor's heirs, devisees, representatives, successors and assigns, and for any and all Persons ever claiming any interest in the Trust Estate, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, and marshaling in the event of foreclosure of the liens hereby created. If any law referred to in this Section
12.16. and now in force, of which Trustor, Trustor's heirs, devisees, representatives, successors and assigns or other Person might take advantage despite this Section 12.16., shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this Section 12.16. To the extent permitted by Applicable Laws, Trustor expressly waives and relinquishes any and all rights and remedies which Trustor may have or be able to assert by reason of the laws of the State of Nevada pertaining to the rights and remedies of sureties.

     Section 12.17. Charges for Statements.  Trustor agrees to pay Beneficiary's
                    ----------------------
customary charge, to the maximum amount permitted by Applicable Laws, for any statement regarding the Secured Obligations requested by Trustor or in its behalf.

     Section 12.18. Complete Agreement.  This Deed of Trust, together with the
                    ------------------
exhibits and schedules hereto, and the other Collateral Agreements, is intended by the parties as a final expression of their agreement regarding the subject matter hereof and is intended as a complete and exclusive statement of the terms and conditions of such agreement.

     Section 12.19. Payments Set Aside.  Notwithstanding anything to the
                    ------------------
contrary herein contained, this Deed of Trust, the Secured Obligations and the Lien and Security Interest of this Deed of Trust shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any or all of the Secured Obligations is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by Beneficiary in connection with any bankruptcy, reorganization or similar proceeding involving Trustor, any other party liable with respect to the Secured Obligations or otherwise, if the proceeds of the Trust Estate are required to be returned by Beneficiary under any such circumstances, or if Beneficiary reasonably elects to return any such payment or proceeds or any part thereof in its discretion, all as though such payment had not been made or such proceeds not been received. Without limiting the generality of the foregoing, if prior to any such rescission, invalidation, declaration, restoration or return, this Deed of Trust shall have been terminated, released and/or reconveyed and the Lien and Security Interest or any of the Trust Estate shall have been released or terminated in connection with such termination, release and/or reconveyance, this Deed of Trust and the Lien and Security Interest and such portion of the Trust Estate shall be reinstated in full force and effect, and such prior termination, release and/or reconveyance shall not diminish, discharge or otherwise affect the obligations of Trustor in respect of the amount of the affected payment or application of proceeds, the Lien, the Security Interest or such portion of the Trust Estate.

     Section 12.20. Substitution.  Beneficiary may at any time, without giving
                    ------------
notice to Trustor or the original or successor Trustee, and without regard to the willingness or inability of any original or successor Trustee to execute this trust, appoint another Person or succession of Persons to act as Trustee, and such appointee in the execution of this trust shall have all the powers vested in and obligations imposed upon Trustee. Should Beneficiary be a corporation or unincorporated association, then any officer thereof may make such appointment.

     Section 12.21. Choice of Forum.
                    ---------------

          12.21.1. Subject to Section 12.21.2.and Section 12.21.3., all actions or proceedings arising in connection with this Deed of Trust shall be tried and litigated in state or Federal courts located in the County of Clark, State of Nevada, unless such actions or proceedings are required to be brought in another court to obtain subject matter jurisdiction over the matter in controversy. TRUSTOR WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS, TO ASSERT THAT IT IS NOT SUBJECT TO THE JURISDICTION OF SUCH COURTS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12.21.1.

          12.21.2. Nothing contained in this Section shall preclude Beneficiary from bringing any action or proceeding arising out of or relating to this Deed of Trust in any court not referred to in Section 12.21.1. SERVICE OF PROCESS, SUFFICIENT FOR PERSONAL

JURISDICTION IN ANY ACTION AGAINST TRUSTOR, MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS INDICATED IN SECTION
12.8 HEREOF.

          12.21.3. Trustor hereby irrevocably submits to the jurisdiction of any New York state court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to the subject of the Pledge and Security Agreement, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. Trustor irrevocably waives, to the fullest extent it may effectively do so under Applicable Law, trial by jury and any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Trustor irrevocably consents, to the fullest extent it may effectively do so under Applicable Law, to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Trustor at its said address, such service to become effective 30 days after such mailing. Nothing shall affect the right of Beneficiary to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Trustor in any other jurisdiction.

     Section 12.22. Regulatory Matters.  Whenever in this Deed of Trust a right
                    ------------------
is given to Beneficiary, which right is affected by Applicable Gaming Laws or the enforcement of which is subject to Applicable Gaming Laws, the enforcement of any such right shall be subject to Applicable Gaming Laws and approval, if so required, of the applicable Gaming Authorities.

     Section 12.23. [Reserved].

     SECTION 12.24. WAIVER OF TRIAL BY JURY.  TRUSTOR AND BENEFICIARY WAIVE THE
                    -----------------------
RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS DEED OF TRUST OR ANY OTHER SECURITY DOCUMENT OR ANY OTHER ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.


                        [Signatures on following page].

     IN WITNESS WHEREOF, Trustor has caused this Deed of Trust to be executed as of the day and year first above written.

                                        MIKOHN GAMING CORPORATION, a
                                        Nevada corporation

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title:

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title:

STATE OF ___________)
                    ) ss.
COUNTY OF __________)

     On the ______ day of __________________, 2001, before me,
_______________________, a Notary Public in and for the State of
__________________, in the County aforesaid, personally appeared
___________________________________________, to me known to be the
___________________ of Mikohn Gaming Corporation, a Nevada corporation, the entity described in and which executed the above instrument; that the execution of the instrument by such entity was duly authorized; that he executed the instrument on behalf of such entity pursuant to said authorization; and that such entity executed the said instrument freely and voluntarily for the uses and purposes therein mentioned.

                                             ___________________________________
                                             Notary public

NOTARIAL SEAL                                My commission expires:

STATE OF ___________)
                    ) ss.
COUNTY OF __________)

     On the ______ day of ______________, 2001, before me,
_________________________, a Notary Public in and for the State of
_____________, in the County aforesaid, personally appeared
_______________________________________, to me known to be the
___________________ of Mikohn Gaming Corporation, a Nevada corporation, the entity described in and which executed the above instrument; that the execution of the instrument by such entity was duly authorized; that he executed the instrument on behalf of such entity pursuant to said authorization; and that such entity executed the said instrument freely and voluntarily for the uses and purposes therein mentioned.


                                             ___________________________________
                                             Notary public

NOTARIAL SEAL                                My commission expires:

                                 SCHEDULE 1.1

                             INDENTURE DEFINITIONS
                             ---------------------
     1.   Guarantors

     2.   Collateral Agreements

     3.   Gaming Authority

     4.   Gaming License

     5.   Liens

     6.   Persons

     7.   Permitted Liens

     8.   Excluded Assets

     9.   Intercreditor Agreement

     10.  Purchase Money Indebtedness

     11.  Capital Lease Obligations

     12.  Collateral

     13.  Asset Sale

                                 Schedule 1.1.

                                 SCHEDULE 12.8.

                                   ADDRESSES

Debtor:

Mikohn Gaming Corporation
1045 Palms Airport Drive
Las Vegas, Nevada 89119

Secured Party:

Firstar Bank, N.A.
101 East 5th Street
St. Paul, MN 55101
Attention: Corporate Trust Department

Trustee:

Stewart Title of Nevada
3800 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89109

                                 Schedule 12.8

                                   EXHIBIT A

                           LEGAL DESCRIPTION OF LAND

                                   Exhibit A